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                                                                   EXHIBIT 10.30


                              Employment Agreement


     EMPLOYMENT AGREEMENT, dated as of April 1, 2003 between Panavision Inc., a Delaware corporation (the "Company") and Robert L. Beitcher (the "Executive").

     WHEREAS, the Company wishes to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

     1. Employment, Duties and Acceptance.

          1.1 Employment, Duties. The Company hereby employs the Executive for the Term (as defined in Section 2.1), to render exclusive and full-time services to the Company as President and Chief Operating Officer, and as a member of the Board of Directors, or in such other executive position as may be mutually agreed upon by the Company and the Executive, and to perform such other duties consistent with such position as may be assigned to the Executive by the Board of Directors. The Executive will report to the Executive Committee of the Board of Directors. If during the Term a person other than Ronald O. Perelman or Howard Gittis is appointed Chief Executive Officer of the Company, such appointment will constitute a Company breach under Section 4.4 of this Agreement.

          1.2 Acceptance. The Executive hereby accepts such employment and agrees to render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment, and to use the Executive's best efforts, skill and ability to promote the Company's interests. The Executive further agrees to accept election, and to serve during all or any part of the Term, as an officer or director of the Company and of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement, if elected to any such position by the shareholders or by the Board of Directors of the Company or of any subsidiary or affiliate, as the case may be.

          1.3 Location. The duties to be performed by the Executive hereunder shall be performed primarily at the office of the Company in Woodland Hills, California, subject to reasonable travel requirements on behalf of the Company.


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     2. Term of Employment; Certain Post-Term Benefits.

          2.1 The Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on April 7, 2003. The Term shall end on December 31, 2005, or such later date to which the Term is extended pursuant to
Section 2.2.

          2.2 End-of-Term Provisions. At any time after December 31, 2004, the Company or the Executive shall have the right to give written notice of non-renewal of the Term. In the event the Company or the Executive gives such notice of non-renewal, the Term automatically shall be extended so that it ends twenty four months after the last day of the month in which the Company or Executive gives such notice. Unless and until the Company or the Executive gives written notice of non-renewal as provided in this Section 2.2, the Term automatically shall be extended day-by-day so that it ends twenty four months after the last day of the month in which the Company or the Executive gives such notice.

          2.3 Special Curtailment. The Term shall end earlier than December 31, 2005 or any extended date of termination provided in Section 2.2, in either case if sooner terminated pursuant to Section 4. Non-extension of the Term shall not be deemed to be a wrongful termination of the Term of this Agreement by the Company pursuant to Section 4.4.

     3. Compensation; Benefits.

          3.1 Salary. As compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Executive during the Term a base salary, payable semi-monthly in arrears, at the annual rate of not less than $850,000 for calendar year 2003, $900,000 for calendar year 2004 and $950,000 for calendar year 2005 and thereafter, less such deductions or amounts to be withheld as required by applicable law and regulations (the "Base Salary"). In the event that the Company in its sole discretion from time to time determines to further increase the Base Salary, such increased amount shall, from and after the effective date of the increase, constitute "Base Salary" for purposes of this Agreement.

          3.2 Incentive Compensation. In addition to the amounts to be paid to the Executive pursuant to Section 3.1, the Executive will be eligible to participate in the Company's Executive Incentive Compensation Plan or any

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successor incentive compensation plan from time to time maintained by the
Company for employees or officers generally (the "Bonus Plan"). The Executive shall receive a bonus pursuant to the Bonus Plan, with bonus upon achievement of target performance (as established by the Compensation Committee pursuant to the Bonus Plan)equal to 75% of Base Salary (the "Target Bonus"), provided, that during calendar year 2003 the Executive shall receive a minimum bonus of $425,000 (the "2003 Minimum Bonus") which is equal to 50% of Base Salary, $250,000 of which shall be payable on April 15, 2003 (the "Advance"). With the exception of the Advance, a bonus for any given year shall be paid in the next following year on the earlier to occur of (A) March 15th and (B) the date on which the Company pays bonuses to officers generally. With the exception of the 2003 Minimum Bonus, for any period of less than a full calendar year during the Term or the Damage Period, as applicable, the Executive shall be paid a bonus in an amount equal to the Target Bonus prorated for the number of full calendar months of service rendered by the Executive during such year. The Bonus is subject to approval by the stockholders of the Company at the Annual Meeting of Stockholders of the Company next following the execution and delivery of this Agreement.

          3.3 Equity Participation. In addition to the amounts to be paid to the Executive pursuant to Section 3.1 and Section 3.2, the Executive shall be entitled to receive a payment (the "Equity Participation Payment") at the time and in an amount determined pursuant to this Section 3.3. The Equity Participation Payment shall be made to the Executive within fifteen (15) days following issuance of audited financial statements of the Company for fiscal year 2005, or sooner in the event of death, disability, Company breach or Change of Control, under Sections 4.1, 4.2, 4.4 and 4.5, respectively (such fiscal year, the "Final Fiscal Year"). The Equity Participation Payment shall be in an amount equal to two and one half percent (2.5%) of (i) EBITDA (without any deduction for the Equity Participation Payment to Executive or similar equity participation payments to other persons) for the Final Fiscal Year multiplied by 8.0, (ii) less the sum of (A) $600 million and (B) any contributions to the capital of the Company since September 30, 2002 and (iii)(A) less if an increase or (B) plus if a decrease, the change in debt (reduced by any unrestricted cash) of the Company and its consolidated subsidiaries outstanding between September 30, 2002 and the last day of the Final Fiscal Year; provided, that in no event shall the Equity Participation Payment be less than $1,000,000. In the event of a Company breach under Section 4.4 of this Agreement, Executive will receive

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an Equity Participation Payment based upon growth in the Company's equity though the end of the fiscal year in which the Company breaches. In the event of a Change of Control under Section 4.5 of this Agreement, Executive will receive an Equity Participation Payment based upon growth in the Company's equity though the end of the fiscal year in which the Change of Control occurs. In the event of death or disability under Sections 4.1 or 4.2, respectively, of this Agreement, Executive will receive an Equity Participation Payment based upon growth in the Company's equity though the end of the fiscal year in which the death or disability occurred. In the event that this Agreement is renewed or the term of this Agreement is extended, Executive will be eligible to receive an additional Equity Participation Payment or its equivalent, the equity percentage component of which shall not be less than the equity percentage on which the Equity Participation Payment described in this Section 3.3 is based. The Equity Participation Payment is subject to approval by the stockholders of the Company at the Annual Meeting of Stockholders of the Company next following the execution and delivery of this Agreement.

          3.4 Business Expenses. The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers; provided, however, that the maximum amount available for such expenses during any period may be fixed in advance by the Chairman of the Board of Directors or the Executive Committee of the Board of Directors.

          3.5 Vacation. During the Term, the Executive shall be entitled to a vacation period or periods of four weeks in accordance with the vacation policy of the Company during each year of the Term.

          3.6 Fringe Benefits. During the Term, the Executive shall be entitled to all benefits for which the Executive shall be eligible under any qualified pension plan, 401(k) plan, group insurance or other so-called "fringe" benefit plan which the Company provides to its employees and officers generally.

          3.7 Additional Benefits. During the Term, the Executive shall be entitled to such other benefits as are specified in Appendix I to this Agreement.


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     4. Termination.

          4.1 Death. If the Executive shall die during the Term, the Term shall terminate and no further amounts or benefits shall be payable hereunder, except that the Executive's legal representatives shall be entitled to receive (i) an Equity Participation Payment as described in Section 3.3 and (ii) continued payments in an amount equal to 60% of the Base Salary, in the manner specified in Section 3.1, until the end of the Term (as in effect immediately prior to the Executive's death) or, if the Company has not then given written notice of non-renewal pursuant to Section 2.2, for a period of twelve months after the last day of the month in which termination described in this Section 4.1 occurred, whichever is longer.

          4.2 Disability. If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for (i) a period of six consecutive months or (ii) for shorter periods aggregating six months during any twelve month period, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six months, by written notice to the Executive (but before the Executive has recovered from such disability), terminate the Term and no further amounts or benefits shall be payable hereunder, except that the Executive shall be entitled to receive (i) an Equity Participation Payment as described in Section 3.3 and (ii) continued payments in an amount equal to 60% of the Base Salary, in the manner specified in Section 3.1, until the end of the Term (as in effect immediately prior to such termination) or, if the Company has not then given notice of non-renewal pursuant to Section 2.2, for a period of twenty four months after the last day of the month in which termination described in this Section 4.2 occurred. If the Executive shall die before receiving all payments to be made by the Company in accordance with the foregoing, such payments shall be made to a beneficiary designated by the Executive on a form prescribed for such purpose by the Company, or in the absence of such designation to the Executive's legal representative.

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          4.3 Cause. In the event (i) of gross neglect by the Executive of the
Executive's duties hereunder, (ii) conviction of the Executive of any felony,
(iii) conviction of the Executive of any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates, (iv) willful misconduct by the Executive in connection with the performance of any material portion of the Executive's duties hereunder, (v) breach by the Executive of any material provision of this Agreement or (vi) breach by the Executive of the Company's official written Code of Conduct as in effect from time to time, the Company may at any time by written notice to the Executive terminate the Term; provided, however, that in the case of any matter covered by clause (v), the Company shall have first given the Executive written notice of the conduct (or lack thereof) at issue and 10 business days notice within which to cure. Upon such termination, this Agreement shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder, except Base Salary and benefits as shall have been earned to the date of such termination.

          4.4 Company Breach. In the event of the breach of any material provision of this Agreement by the Company, the Executive shall be entitled to terminate the Term upon 60 days' prior written notice to the Company. Upon such termination, or in the event the Company terminates the Term of this Agreement other than pursuant to the provisions of Sections 4.2 or 4.3, the Company shall continue to provide the Executive (i) payments of (A) Base Salary, in the manner and amount specified in Section 3.1, (B) bonus in the manner and amount specified in Section 3.2 for the year in which this Agreement is terminated pursuant to this Section 4.4 and, in each additional remaining year of the Term, a payment of 50% of what otherwise would have been the Target Bonus payment to Executive for such year, and (C) Equity Participation Payment in the manner and amount specified in Section 3.3 and (ii) fringe benefits and additional benefits in the manner and amounts specified in Sections 3.6 and 3.7 until the end of the Term (as in effect immediately prior to such termination) or, if the Company has not then given written notice of non-renewal pursuant to Section 2.2, for a period of twenty-four months after the last day of the month in which termination described in this Section 4.4 occurred, whichever is longer (the "Damage Period"). The Company's obligations pursuant to this Section 4.4 are not subject to any duty of the Executive to mitigate damages or subject to any offset for compensation which Executive earns subsequent to the Company breach.

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         4.5 Change of Control. For a period of six months immediately following a Change of Control (defined below), the Executive shall be entitled to elect to terminate his employment with the Company for any reason or no reason upon 30 days' advance written notice to the Company. The Company shall continue to provide the Executive (i) payments of (A) Base Salary, in the manner and amount specified in Section 3.1, (B) bonus in the manner and amount specified in
Section 3.2 and (C) Equity Participation Payment in the manner and amount specified in Section 3.3 and (ii) fringe benefits and additional benefits in the manner and amounts specified in Sections 3.6 and 3.7 until the end of the Term (as in effect immediately prior to such termination) or, if the Company has not then given written notice of non-renewal pursuant to Section 2.2, for a period of twelve months after the last day of the month in which termination described in this Section 4.5 occurred, whichever is longer. For purposes of this Agreement, "Change of Control" shall mean the acquisition by any Person or group (within the meaning of Rule 13D-5 under The Securities Exchange Act of 1934, as amended) other than Mafco Holdings Inc. and its affiliates of beneficial ownership, directly or indirectly, through a purchase, merger, consolidation or other acquisition transaction of more than 50% of the total voting power of all issued and outstanding shares of capital stock of the Company entitled to vote generally in the election of directors of the Company.

         4.6 Litigation Expenses. Except as provided for in Section 5.7, if the Company and the Executive become involved in any action, suit or proceeding relating to the alleged breach of this Agreement by the Company or the Executive, and if a judgment in such action, suit or proceeding is rendered in favor of the Executive, the Company shall reimburse the Executive for all expenses (including reasonable attorneys' fees) incurred by the Executive in connection with such action, suit or proceeding.

     5. Protection of Confidential Information; Non-Competition.

         5.1 In view of the fact that the Executive's work for the Company will bring the Executive into close contact with many confidential affairs of the Company, its subsidiaries and affiliates not readily available to the public, and plans for future developments, the Executive agrees:

         5.1.1 To keep and retain in the strictest confidence all confidential matters of the Company, its


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subsidiaries and affiliates, including, without limitation, "know how", trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, other business affairs of the Company, its subsidiaries and affiliates, and any information whatsoever concerning any director, officer, employee or agent of the Company, its subsidiaries and affiliates or their respective family members learned by the Executive heretofore or hereafter, and not to disclose them to anyone outside of the Company, either during or after the Executive's employment with the Company, except in the course of performing the Executive's duties hereunder or with the Company's express written consent. The foregoing prohibitions shall include, without limitation, directly or indirectly publishing (or causing, participating in, assisting or providing any statement, opinion or information in connection with the publication of) any diary, memoir, letter, story, photograph, interview, article, essay, account or description (whether fictionalized or not) concerning any of the foregoing, publication being deemed to include any presentation or reproduction of any written, verbal or visual material in any communication medium, including any book, magazine, newspaper, theatrical production or movie, or television or radio programming or commercial; and

         5.1.2 To deliver promptly to the Company on termination of the Executive's employment by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof), including data stored in computer memories or on other media used for electronic storage or retrieval, relating to the Company's business, or the business of its subsidiaries or affiliates, and all property associated therewith, which the Executive may then possess or have under the Executive's control.

         5.1.3 The Executive shall not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.


         5.2 During the Executive's employment with the Company and for a period of twenty four months thereafter, the Executive shall not, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Company or of any of its subsidiaries or affiliates; the Executive shall not engage in such business on the Executive's own account; and the Executive shall not


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become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity; provided, however, that nothing contained in this Section 5.2 shall be deemed to prohibit the Executive from acquiring, solely as an investment, up to five percent (5%) of the outstanding shares of capital stock of any public corporation; and provided further, that the foregoing provisions of this Section shall apply in California only to the extent that the Executive is receiving payments or benefits pursuant to Sections 4.4 or 4.5. In addition, during the Executive's employment with the Company and for a period of twenty four months thereafter, the Executive shall not solicit or encourage any person who, within six (6) months prior to the expiration or earlier termination of the Term, was an employee of the Company or any of its subsidiaries or affiliates to (i) terminate his or her employment with the Company or any such subsidiary or affiliate or (ii) engage in any activity prohibited to the Executive by the first sentence of this Section 5.2. During the Executive's employment with the Company and for a period of twenty four months thereafter, the Executive shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce any person who is (or has been within the then immediately preceding twelve-month period) a customer, client, vendor, supplier or consultant of or to the Company or any of its subsidiaries or affiliates (a) to become a customer, client, vendor, supplier or consultant of or to Executive or any entity for which Executive performs services for any business which is competitive with the business of the Company or any of its subsidiaries or affiliates, or (b) otherwise to terminate or decrease the amount of business that it conducts with the Company or any of its subsidiaries or affiliates.


         5.2.1 Employee acknowledges that his agreement to Sections 5.1, 5.1.1 and 5.2 constitutes a material inducement to the Company's agreement to provide the payments and benefits described in Sections 4.4. and 4.5.

         5.3 If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5.1 or 5.2 hereof, the Company shall have the following rights and remedies:

         5.3.1 The right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages


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will not provide an adequate remedy to the Company; and

         5.3.2 With regard to 5.1 only, the right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of Sections 5.1, and the Executive hereby agrees to account for and pay over such Benefits to the Company.

         5.3.3 Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

         5.4 If any of the covenants contained in Sections 5.1 or 5.2, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

         5.5 If any of the covenants contained in Sections 5.1 or 5.2, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

         5.6 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 5.1 and 5.2 upon the courts of the state of California.

         5.7 In the event that any action, suit or other proceeding in law or in equity is brought to enforce the covenants contained in Sections 5.1 and 5.2 or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company and a determination by the court that the Company is the prevailing party, all expenses (including reasonable attorneys' fees) of the Company in such action, suit or other proceeding shall (on demand of the Company) be paid by the Executive. In the event the Company fails to obtain a judgment for money damages or an injunction in favor of the Company and a determination by the court that the Company


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is the prevailing party, all expenses (including reasonable attorneys' fees) of the Executive in such action, suit or other proceeding shall (on demand of the Executive) be paid by the Company.

     6. Inventions and Patents.

         6.1 The Executive agrees that all processes, technologies and inventions (collectively, "Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the Term shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Executive shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the Executive's inventorship.

         6.2 If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by the Executive within two years after the termination of the Executive's employment with the Company, it is to be presumed that the Invention was conceived or made during the Term.

         6.3 The Executive agrees that the Executive will not assert any rights to any Invention as having been made or acquired by the Executive prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

         6.4 The Executive understands that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit A). The Executive will advise the Company promptly in writing of any inventions that the Executive believes meet such provisions and are not otherwise disclosed on Exhibit B and will at that time provide to the Company in writing all evidence necessary to substantiate that belief.




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     7. Intellectual Property.

         The Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during the Term, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

     8. Indemnification.

         The Company will indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party by reason of the Executive entering into this Agreement and being an officer, director or employee of, and rendering services for, the Company or of any subsidiary or affiliate of the Company.

     9. Notices.

         All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):



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     If to the Company, to:

              Panavision Inc.
              6219 De Soto Avenue
              Woodland Hills, California  91367
              Attention:  General Counsel

     with a copy to:

              MacAndrews & Forbes Holdings Inc.
              35 East 62nd Street
              New York, New York  10021
              Attention:  General Counsel

     If to the Executive, to:

              Robert L. Beitcher
              c/o Munger, Tolles & Olson LLP
              355 South Grand Avenue - 35th Floor
              Los Angeles, California 90071-1560
              Attention:  Alan V. Friedman

     with a copy to:

              Munger, Tolles & Olson LLP
              355 South Grand Avenue - 35th Floor
              Los Angeles, California 90071-1560
              Attention:  Alan V. Friedman

     10. General.

         10.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed entirely in California.

         10.2 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         10.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

         10.4 This Agreement, and the Executive's


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rights and obligations hereunder, may not be assigned by the Executive. The
Company may assign its rights, together with its obligations, hereunder (i) to any affiliate or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

         10.5 This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         10.6 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

     11. Subsidiaries and Affiliates.

         11.1 As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                            PANAVISION INC.



                                            By: /S/ HOWARD GITTIS
                                               ----------------------------
                                               Howard Gittis
                                               Vice Chairman




                                               /S/ ROBERT L. BEITCHER
                                            -------------------------------
                                            Robert L. Beitcher





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                                   APPENDIX I


Additional Benefits:


         1. Medical Examination; Additional Benefits. The Executive shall be reimbursed by the Company for the reasonable cost of one annual medical examination upon presentation of an expense statement. In addition, the Executive shall be reimbursed by the Company for medical expenses not otherwise covered by insurance in an aggregate amount up to $10,000 per year.

         2. Automobile. The Company shall afford the Executive the right to use an automobile on a continuing basis and shall provide garaging near the Executive's residence, all on the following basis. The Company shall pay, upon presentation of an expense statement, all reasonable expenses associated with the operation of such automobile and the rental of such garage space in the same manner as is, from time to time, in effect with respect to executive officers of the Company generally, including, without limitation, all reasonable maintenance and insurance expenses. The automobile furnished by the Company shall be a late model top-of-the-line vehicle (the fair market value of which shall not exceed $60,000) to be reasonably selected by the Executive. At the request of the Executive, the Company shall replace the Executive's automobile with a new model at such time as the automobile is three or more years old. Upon the expiration of the Term, the Executive promptly shall return the automobile to the Company. Alternatively, the Executive shall have the right to elect to forego the use of a Company-provided automobile and receive from the Company instead a monthly cash payment in an amount equal to what would have been the direct out-of-pocket cost to the Company of providing to the Executive the benefit described in this paragraph. The Executive shall be grossed up for any federal and state taxes which are payable by him on account of Executive's automobile benefits under this paragraph.

         3. Life Insurance. The Company agrees to provide the Executive with additional term life insurance coverage with a face amount of three times the then current Base Salary, subject to the insurer's satisfaction with the results of any required medical examination to which the Executive hereby agrees to submit. The Executive may select a plan of his choice and may designate the beneficiary of such plan. The Company shall pay, or reimburse to the Executive if the Executive purchases term life insurance coverage himself, in an amount not to exceed what such coverage would cost if purchased directly by the Company, upon presentation of an expense statement, the periodic premiums relating to such additional term life insurance payable during the Term.

         4. Airline Club. The Company shall pay the cost of membership for the Executive in an "executive" or similar commercial airline "club" or preferred passenger program.

         5. Estate and Tax Planning. The Executive shall be reimbursed by the Company, upon presentation of expense statements, for fees and disbursements for tax advice, preparation of tax returns and estate planning, up to an amount of $10,000 in each calendar year.

                                    EXHIBIT A

Section 2870 of the California Labor Code provides as follows:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.




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


                                    EXHIBIT B

                            LIST OF PRIOR INVENTIONS

                        AND ORIGINAL WORKS OF AUTHORSHIP

                             EXCLUDED FROM SECTION 6



     Title       Date               Identifying Number
                                    or Brief Description

 X  No inventions or improvements
---

    Additional Sheets Attached
---

Signature of Employee:   /S/ ROBERT L. BEITCHER
                       ------------------------
Print Name of Employee:  ROBERT L. BEITCHER
                        -----------------------
Date: March 28, 2003
      -----------------------------------------



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